Exhibit 99.1

Aptevo Reports 93% Clinical Benefit Rate with Mipletamig Triplet in Difficult-to-Treat TP53-Mutated Frontline AML

Remission results nearly double published ven/aza outcomes in patients with historically limited treatment success

SEATTLE, WA – September 3, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel multispecific immuno-oncology therapeutics, today announced a 93% clinical benefit rate with its mipletamig triplet in evaluable frontline acute myeloid leukemia (AML) patients with TP53 mutations, one of the most difficult-to-treat forms of the disease and a patient population that has historically responded poorly to treatment.

“TP53-mutated AML remains one of the most challenging AML subpopulations to treat,” said Dirk Huebner, M.D., Chief Medical Officer of Aptevo. “Seeing this level of clinical benefit with the mipletamig triplet in a patient population that historically has not responded well to treatment is exciting. These results support mipletamig as a promising frontline treatment for one of the most difficult-to-treat forms of AML.”

Of 14 evaluable TP53-mutated patients treated with mipletamig in combination with venetoclax and azacitidine, including two patients from the previously completed dose expansion trial, 13 (93%) experienced clinical benefit.* Eleven patients achieved CR or CRi (79%), including nine complete remissions.

*Clinical benefit includes complete remission (CR), complete remission with incomplete hematologic recovery (CRi), partial response (PR) and morphologic leukemia-free state (MLFS).

These results are encouraging because patients with TP53-mutated AML have historically had limited treatment success. The 79% CR/CRi rate observed with the mipletamig triplet compares favorably with a published 41% composite remission rate** for venetoclax plus azacitidine in treatment-naïve patients with poor-risk cytogenetics and TP53-mutated AML.

**Benchmark comparison based on Pollyea DA, et al. Clinical Cancer Research. 2022;28(24):5272–5279. Comparison is to treatment-naïve patients with poor-risk cytogenetics and TP53-mutated AML treated with venetoclax plus azacitidine.

TP53-mutated AML is one of the most difficult forms of acute myeloid leukemia to treat, with patients historically experiencing lower remission rates and poorer outcomes than those with other forms of AML. Because TP53 mutations can make leukemia cells more resistant to treatment, achieving deep and durable responses in this patient population has been particularly challenging. As a result, the robust responses observed with mipletamig in TP53-mutated AML are especially encouraging and highlight its potential to address a significant unmet medical need.

Currently, the RAINIER study is evaluating mipletamig in combination with venetoclax and azacitidine in frontline AML patients who are unfit to receive standard high-intensity chemotherapy in a dose optimization trial. This phase of the trial is expected to be completed by year-end, and regulatory interaction is planned for 1H27 to determine next steps.

About the RAINIER Trial

RAINIER, a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open-label study. Subjects are adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study. The Phase 1b trial consists of 28-day cycles of treatment across multiple, sequential cohorts.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, is being evaluated for the treatment of AML. Mipletamig is designed to redirect the patient’s immune system to destroy leukemic cells and leukemic stem cells expressing CD123, which is overexpressed on leukemic stem cells and AML blasts. Mipletamig is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of cytokine release syndrome by using the CRIS-7-derived CD3 binding pathway, an approach that differentiates Aptevo from competitors.

About Aptevo

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company’s lead clinical candidate, mipletamig, is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation for AML under the Orphan Drug Act.

In the solid tumor space, Aptevo’s lead assets are focused on well-established targets to progress novel immunomodulatory platform backbones that are conditionally active only in the tumor.

This work includes advancing APVO451, a targeted trispecific immunotherapy candidate for solid tumors, and a strategic collaboration with Niowave to develop up to three radiopharmaceutical oncology programs. The first radiopharmaceutical program is expected to target nectin-4, a tumor-associated antigen expressed in multiple solid tumor types. Both preclinical molecules are expected to advance into investigational new drug (IND)-enabling studies in 2027.

The Company’s eight pipeline candidates are created using its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platforms, which are designed to generate differentiated multispecific therapeutics. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of mipletamig, including in combination with venetoclax and azacitidine; statements related to the progress of the RAINIER trial, including statements related to anticipated clinical and regulatory milestones; statements related to the responses observed in patients with TP53-mutated AML and whether further study of mipletamig in combination with venetoclax + azacitidine will continue to show clinical benefit in patients with TP53-mutated AML; whether Aptevo’s strategy will translate into an improved overall survival rate in acute myeloid leukemia (AML); whether the mipletamig data in combination therapy will be indicative of later stage clinical trials; whether Aptevo’s strategy will translate into improved overall survival in AML, especially among patient subgroups with poor prognosis; its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platform; development and continued development of Aptevo's current and potential future molecules, including Aptevo's trispecific candidates and their future development and efficacy with respect to addressing multiple solid tumor types; whether pre-clinical studies of Aptevo's trispecific candidates will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether Aptevo's trispecific candidates will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response; the potential benefits, timing, scope and outcomes of the co-development collaboration with Niowave; and any statements containing the words “may,” “continue to,” “believes,” “expects,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors are cautioned not to place undue reliance on any forward-looking statement. There are several important factors that could cause Aptevo's actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo's business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems; adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. Additional risks and factors that may affect results are set forth in Aptevo's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, and its subsequent reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events or circumstances.

CONTACT:
Miriam Weber Miller
Vice President, Investor Relations & Corporate Communications
Aptevo Therapeutics
Email: IR@apvo.com or Millerm@apvo.com
Phone: 206-859-6628